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                                                                 EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


AGREEMENT, dated as of August 1, 1999, by and between Wavetek Wandel Goltermann, Inc., a Delaware corporation (the "Company"), and Joe Budano (the "Employee").

WHEREAS, Employee has been employed as an Senior Executive of Company; and

WHEREAS, Company and Employee wish to set forth the terms of the Employee's continued employment by Company;

NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1. EMPLOYMENT

Company hereby employs Employee, and Employee agrees to serve as an employee of the Company, on the terms and conditions set forth in this Agreement.

2. PERIOD OF EMPLOYMENT

The "Period of Employment" shall be the period commencing on August 1, 1999, and ending on July 31, 2000; provided, however, that commencing on August 1, 2000 and on the August 1 of each year thereafter, the term of the Agreement shall automatically be extended for one additional year unless at least 30 days prior to any such date, Company or Employee shall have given notice in accordance with Section 11 hereof that such extension shall not occur.

3. DUTIES DURING THE PERIOD OF EMPLOYMENT

During the Period of Employment, Employee shall serve as Senior Vice President North American Operations of the Company and shall have such duties and responsibilities as are assigned to Employee by the Board of Directors of Company commensurate with such position. Employee shall devote Employee's full business time, attention and efforts to the affairs of Company during the Period of Employment, provided, however, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations as Company may from time to time agree to, and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Company and its affiliates.

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4. CURRENT CASH COMPENSATION

As compensation for Employee's services hereunder, during the Period of Employment Employee will be entitled to target total compensation at the annual rate of $ 300.000,-- of which:

(i) $ 210.000,-- shall be base salary, payable in accordance with the Company's payroll practices for senior executives and

(ii) $ 90.000,-- shall be target bonus, payable in accordance with Company's annual bonus plan. Company shall review such target total compensation annually and in light of such review may, in the discretion of the Board of Directors of Company (but shall not be obligated to), increase such target total compensation taking into account any change in Employee's then responsibilities, increases in the cost of living, performance by Employee, and other pertinent factors.

5. OTHER EMPLOYEE BENEFITS.

(a)      VACATION AND SICK LEAVE

         Employee shall be entitled to reasonable paid annual vacation periods and sick leave in accordance with the Company's executive vacation and sick leave policies.

(b)      REGULAR REIMBURSED BUSINESS EXPENSES

         Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.

(c)      EMPLOYEE BENEFIT PLANS

         In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans, as presently in effect or as they may be modified or added to by Company from time to time.

(d)      EXECUTIVE COMPENSATION PLANS

         In addition to the cash compensation provided for in Section 4 hereof and the employee benefits provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's executive compensation plans, as presently in effect or as they may be modified or added to by Company from time to time.

(e)      ADDITIONAL BENEFITS

         In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit and executive compensation plans provided in paragraphs (c) and (d) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A.


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6. TERMINATION

(a)      TERMINATION BY COMPANY WITHOUT CAUSE

         If Company should terminate the Period of Employment without Cause as defined below, in addition to any other compensation and benefits payable as provided for hereunder, Company shall pay to Employee a lump sum amount equal to the base salary payable to Employee pursuant to
         Section 4 as of the date of termination of the Period of Employment for the greater of (i) the balance of the Period of Employment or (ii) twelve months; provided, however, that such payment is conditioned on Employee's execution of Company's severance and general release agreement. "Cause" shall mean the willful and continued failure by Employee to use reasonable effort to substantially perform Employee's duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by the Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; conviction of, or plea of nolo contendere to, a felony; habitual abuse of narcotics or alcohol; fraud, material dishonesty or gross misconduct in connection with the business of the Company.

(b)      TERMINATION BY EMPLOYEE; TERMINATION BY COMPANY FOR CAUSE

         Employee shall have the right, upon 30 days' prior written notice given to Company, to terminate the Period of Employment. If Employee should terminate the Period of Employment or Company should terminate the Period of Employment for Cause, Employee will be entitled only to be paid the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 through the end of the month in which the Period of Employment is terminated.

7. CONFIDENTIAL INFORMATION

Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of Company and any affiliate of Company learned by Employee from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.


8. REMEDY

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Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 and 8 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

9. GOVERNING LAW

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

10. NOTICES

All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

Employee, to:

Joe Budano
14385 Salem Drive West
Carmel, Indiana 46033

Company, to:

Wavetek Wandel Goltermann, Inc.
1030A Swabia Court
P.O. Box 113585
Research Triangle Park, North Carolina  27709-3585

Attention:  Chief Executive Officer

In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.



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11. MISCELLANEOUS

(a)      Entire Agreement

         This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

(b)      Withholding Taxes

         All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

WAVETEK WANDEL GOLTERMANN, INC.



By:
         ------------------------------------------------------
         Peter Wagner                       Jean-Philippe Dara
         CEO                                SVP Human Resources



         ------------------------------------------------------
         Joe Budano